UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DriveWealth ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	92-6258386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Exchange Place 10th Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
DriveWealth ICE 100 Index ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268359

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest of DriveWealth ICE 100 Index ETF, a series of DriveWealth ETF Trust (the “Registrant”), is set forth in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the “Registration Statement”) of the Registrant (File Nos. 333-268359; 811-23837), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via SEC Accession No. 0001213900-23-022451 on March 23, 2023, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.	The Registrant’s Amended and Restated Agreement and Declaration of Trust, dated March 15, 2023, is included as Exhibit (a) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-268359; 811-23837), as filed with the SEC via SEC Accession No. 0001213900-23-022451 on March 23, 2023, and is incorporated herein by reference.

2.	The Registrant’s By-Laws are included as Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-268359; 811-23837), as filed with the SEC via SEC Accession No. 0000898432-22-000643 on November 15, 2022, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	DriveWealth ETF Trust
Date	April 20, 2023

By: /s/ Christopher Quinn
Christopher Quinn
President